Exhibit 4


                                POWER OF ATTORNEY

         RUPERT H. JOHNSON, JR. hereby appoints BARBARA J. GREEN his true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D, any amendments thereto or any related documentation which may be required to be filed in his individual capacity as a result of his position as an officer, director or shareholder of Franklin Resources, Inc. and granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.



                                                   RUPERT H. JOHNSON, JR


                                                   /s/ Rupert H. Johnson, Jr.
                                                   --------------------------
                                                   By:  Rupert H. Johnson, Jr.